DRAFT 2/22/98

                                3


                         PROMISSORY NOTE


$7,500,000                                                 , 1998


            FOR VALUE RECEIVED, Executive TeleCard, Ltd., a Delaware corporation (the "Maker"), promises to pay to the order of IDT Corporation, a Delaware corporation, or assigns (the "Holder"), at 190 Main Street, Hackensack, New Jersey, or at such other place as the Holder of this Note may from time to time designate, on the date that is 18 months after the date hereof (the "Maturity Date"), the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), together with interest on the unpaid principal amount hereof from the date hereof until paid in full, said interest to be due and payable on the Maturity Date, at a rate per annum equal to eight and seven eighths percent (8-7/8%), simple interest. All payments hereunder shall be made in lawful money of the United States of America, without offset.

          The indebtedness evidenced by this Note shall be senior to all indebtedness incurred by Maker except for up to aggregate of no more than $1 million of indebtedness to be specified in writing by maker on or before March 6, 1998.

          The unpaid principal amount of this Note may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder on the date of any such prepayment, and the balance of any such prepayment shall be applied to the principal amount hereof.

           The occurrence of any one or more of the following shall constitute an event of default ("Event of Default") hereunder:

                (1) Failure to pay, when due, the principal, any interest, or any other sum payable hereunder (whether upon maturity hereof, upon any prepayment date, upon acceleration, or otherwise);

                (2)   Failure  to  pay, when  due,  whether  upon
          maturity,   upon   acceleration,   or   otherwise,   of
          indebtedness other than this Note in the amount of $500,000 or more;

               (3) The failure of the Maker generally to pay its debts as such debts become due, the admission by the Maker in writing of its inability to pay its debts as such debts become due, or the making by Maker of any general assignment for the benefit of creditors;

                (4) The commencement by the Maker of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for all or any substantial part of its property;

                (5) The commencement of any case, proceeding, or other action against the Maker seeking to have any order for relief entered against the Maker as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of the Maker or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for the Maker or for all or any substantial part of the property of the Maker, and
          (i) the Maker shall, by any act or omission, indicate its consent to, approval of, or acquiescence in such case, proceeding, or action, or (ii) such case, proceeding, or action results in the entry of an order for relief which is not fully stayed within seven business days after the entry thereof.

          Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereon, shall be accelerated, and shall be immediately due and payable, at the option of the Holder without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

           In the event that the principal amount hereof, any interest or any other sum due hereunder is not paid when due and payable, the whole of the unpaid principal amount evidenced hereby and all unpaid accrued interest thereon shall, from the date when such payment was due and payable until the date of payment in full thereof, bear interest at the higher of the rate of interest hereinbefore provided for or the rate of percent ( %) per annum, which rate, if applicable, shall commence, without notice, immediately upon the date when said payment was due and payable.

           The  Maker  promises  to pay all  costs  and  expenses
(including without limitation attorneys' fees and disbursements) incurred in connection with the collection hereof.

           Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

           Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective successors and assigns.

           This Note shall be governed by and construed under and in accordance with the laws of the ____________________ (but not including the choice of law rules thereof).


           IN WITNESS WHEREOF, the undersigned has duly executed this Note, or have caused this Note to be duly executed on their behalf, as of the day and year first hereinabove set forth.


[SEAL]